                                    AMENDMENT

                    To Transfer Agency and Service Agreement
                                     Between
                               William Blair Funds
                                       and
                       State Street Bank and Trust Company

This Amendment is made as of this 1st day of October, 2001 between William Blair Funds and State Street Bank and Trust Company. In accordance with Sections 3
                                                                  ----------
(Fees and Expenses), 16.1 (Amendment) and 17 (Additional Funds) of the Transfer
------------------------- -------------------------------------
Agency and Service Agreement between William Blair Funds and State Street Bank and Trust Company dated October 1, 1999 (the "Agreement") the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

     1. Fees and Expenses. The fee schedule attached to the Agreement is replaced and superseded with the Fee Schedule ("Schedule 2.1") attached hereto and dated October 1, 2001 through September 30, 2004 (the "2001 Fee Term");

     2. Schedule A. The Schedule A attached to the Agreement is replaced and superseded with the Schedule A attached hereto and dated October 1, 2001; and

     3. All defined terms and definitions in the Agreement shall be the same in this amendment (the "2001 Amendment") except as specifically revised by this 2001 Amendment.


IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

WILLIAM BLAIR FUNDS                              STATE STREET BANK AND TRUST
                                                 COMPANY


By: /s/ Marco Hanig                              By: /s/ Joseph L. Hooley
   ----------------------------                     ----------------------------
                                                    Joseph L. Hooley


Title: President                                 Title: Executive Vice President
      ----------------------------                     -------------------------

                                   SCHEDULE A

                             Dated: October 1, 2001

William Blair Growth Fund

William Blair International Growth Fund

William Blair Income Fund

William Blair Small Cap Growth Fund

William Blair Disciplined Large Cap Fund

William Blair Tax-Managed Growth Fund

William Blair Large Cap Growth Fund

William Blair Value Discovery Fund

William Blair Ready Reserves Fund



WILLIAM BLAIR FUNDS                           STATE STREET BANK AND TRUST
                                              COMPANY



By: /s/ Marco Hanig                           By: /s/ Joseph L. Hooley
   ------------------------------                -------------------------------

                                  SCHEDULE 3.1
                                  FEE SCHEDULE
              Effective: October 1, 2001 through September 30, 2004
                                   (continued)

Activity Based Fees
-------------------
New Account Set-Up                               $5.00/each
Manual Transactions                              $2.00/each
Telephone Calls                                  $2.00/each
Literature Fulfillment Calls**                   $5.00/each
Correspondence                                   $3.00/each

**Subject to renegotiated if the current daily volume exceeds 50 requests.

Commission Reporting Fees
-------------------------
12b- 1                                           $1.00/Account
Contingent Deferred Sales Charge                 $1.00/Account

Cost of Living Adjustment: Each year beginning October 1, 2002 unless the
-------------------------
parties shall otherwise agree and provided that the service mix and volumes remain consistent, the total fee for all services shall equal the fee that would be charged for the same services based on a fee rate (as reflected in a fee rate schedule) increased by the percentage increase for the twelve-month period of such previous calendar year of the Consumer Price Index for Urban Wage Earners and Clerical Workers, for the Boston area, as published bimonthly by the United States Department of Labor, Bureau of Labor Statistics, or, in the event that publication of such Index is terminated, any successor or substitute index, appropriately adjusted, acceptable to both parties.

Out-of-Pocket Expenses: Out-of-pocket expenses include but are not limited to:
----------------------
confirmation statements, investor statements, postage, forms, audio response, telephone, record retention, customized programming/enhancements, wires, transcripts, microfilm, microfiche and expenses incurred at the specific direction of the Fund.



WILLIAM BLAIR FUNDS                       STATE STREET BANK AND TRUST
                                          COMPANY



By: /s/ Marco Hanig                      By: /s/ Joseph L. Hooley
   ----------------------------             ------------------------------------